Exhibit 99.1

Kemmons Wilson Hospitality Partners and Ascendant Capital Partners Joint Venture Completes Acquisition of Sotherly Hotels Inc.

Leading Hotel Operator Schulte Hospitality to Assume Hotel Management of Sotherly Portfolio

MEMPHIS, Tenn. and LOS ANGELES and WILLIAMSBURG, Va., Feb. 12, 2026 (GLOBE NEWSWIRE) — Kemmons Wilson Hospitality Partners (“KWHP”), a hospitality-focused investment management firm, together with Ascendant Capital Partners (“Ascendant”), a vertically integrated real estate investment and operating platform, through their joint venture, KW Kingfisher LLC (the “Joint Venture”), and Sotherly Hotels Inc. (Nasdaq: SOHO) (“Sotherly”), today announced the successful completion of the definitive merger pursuant to which Sotherly was acquired by the Joint Venture (the “Merger”). The previously announced definitive merger agreement, pursuant to which the Joint Venture acquired all outstanding shares of Sotherly common stock for $2.25 per share in cash, was approved by Sotherly stockholders at a Special Meeting of stockholders held on January 22, 2026, following the prior unanimous approval of Sotherly’s full board of directors (the “Sotherly Board”) and unanimous recommendation from a special committee comprised of independent directors of the Sotherly Board (the “Sotherly Special Committee”).

The acquisition meaningfully expands KWHP’s and Ascendant’s respective high-quality hospitality portfolios in strategic Southeastern U.S. submarkets with established demand.

In conjunction with the closing, Schulte Hospitality Group (“SHG”), a best-in-class hospitality management and development company, will assume operations of Sotherly’s 10 full-service hotels and its single condo-hotel management agreement. In addition to hotel management, the founders of SHG have invested alongside the investor group acquiring Sotherly, further aligning SHG with the ownership of the Sotherly portfolio. Headquartered in Louisville, Kentucky, SHG oversees a premier portfolio of more than 250 hotels, restaurants, and other hospitality ventures.

“Over two decades, the Sotherly team has built an attractive portfolio of assets in durable Southeastern travel destinations,” Webb Wilson, KWHP’s Chief Investment Officer, said. “Guided by our ethos that ‘Everybody Deserves Hospitality’, we have assembled a deeply experienced and talented team with Ascendant and Schulte to build on the portfolio’s compelling foundation. The Sotherly acquisition amplifies KWHP’s deep history of investing in differentiated hospitality, and we look forward to exercising our combined resources and expertise to make strategic enhancements that improve overall guest experience.”

Alex Halpern, Chief Investment Officer of Ascendant, added: “This acquisition is a significant step forward in the ongoing execution of our hospitality strategy, which is focused squarely on high-quality assets in diverse submarkets with attractive underlying dynamics. Our team’s deep hospitality experience and close partnership with KWHP have allowed us to capitalize on this compelling opportunity, and the success of this deal is a testament to that collective effort. We look forward to working with our partners to continue delivering exceptional experiences for our guests.”

“For more than 25 years, SHG has combined the latest advanced operations systems with a relentless dedication to operational excellence,” said Darryl Schulte, SHG Chairman and CEO. “We are very excited to deliver our suite of services and industry leading practices to this portfolio and ensure guests can enjoy these properties for many years to come. We are confident that our continued partnership with KWHP and Ascendant will enhance the experience of guests and employees, and drive growth for these upscale assets.”

Affiliates of Apollo (NYSE: APO) and Ascendant provided debt financing commitments to the joint venture in connection with the transaction.

Advisors

Bass, Berry & Sims PLC served as legal advisor to KWHP. Milbank LLP served as debt counsel and equity counsel to KWHP and debt counsel to the Joint Venture. Berkadia acted as sole financial advisor, arranging the financing for KWHP and the Joint Venture.

Piper Sandler & Co. served as exclusive financial advisor to the Sotherly Special Committee, and FBT Gibbons LLP served as legal advisor to the Sotherly Special Committee.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. (Nasdaq: SOHO) is a self-managed and self-administered lodging real estate investment trust, or REIT, that was formed in August 2004 to own, acquire, renovate and reposition full-service, primarily upscale and upper-upscale hotel properties located in primary markets in the mid-Atlantic and southern United States. Sotherly owns ten full-service, primarily upscale and upper-upscale hotels located in seven states with an aggregate of 2,786 hotel rooms, and interests in two condominium hotels and their associated rental programs. For more information on Sotherly, please visit the Sotherly website at www.sotherlyhotels.com.

About KWHP

KWHP is a hospitality-focused investment management firm headquartered in Memphis, TN and established by the Kemmons Wilson family, founders of the iconic Holiday Inn brand. Upholding the family’s legacy of innovation and excellence in lodging, KWHP manages hospitality funds across the United States. Using a hands-on investing approach, coupled with its deep proprietary network and experience investing across market cycles, the firm develops highly differentiated and attractive portfolios that include luxury resorts, limited to full-service hotels, timeshares, and short-term rentals. For more information, please visit www.kwcmgmt.com.

About Ascendant Capital Partners

Ascendant is a vertically integrated real estate investment firm headquartered in Los Angeles with a regional office in Dallas. Ascendant manages discretionary commingled institutional funds focused on the hospitality and residential sectors. The firm’s partners have decades of experience acquiring, developing, operating and asset managing real estate assets and operating companies. Ascendant focuses on US gateway markets and high-growth cities such as New York, Boston, Miami, Houston, Phoenix and Dallas. For more information, please visit: https://www.ascendantcapital.com.

About Schulte Hospitality Group

Schulte Hospitality Group is a premier hospitality management and development company, overseeing a global portfolio of more than 250 hotels, restaurants, and other related hospitality ventures with a team of over 10,000 team members. Founded in 1999 by generations of passionate hoteliers, Schulte is one of the industry’s most respected full-service operators, with a diverse portfolio spanning leading brands like Marriott, Hilton, IHG, Hyatt, and Graduate Hotels, as well as distinctive luxury, boutique, and independent resorts. Headquartered in Louisville, KY and with an office in London, Schulte is known for providing high-touch client service, delivering data-driven top line and bottom-line results to owners, and developing leaders on property teams. For more information, visit: www.schultehospitality.com

Media Contacts

Nathaniel Garnick / Jonathan Warren

Gasthalter & Co.

(212) 257-4170

Cautionary Statement Regarding Forward Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are intended to be covered by the safe harbor provisions for forward-looking statements contained therein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Sotherly’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe Sotherly’s current strategies, expectations and future plans, are generally identified by the use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward looking. All statements regarding Sotherly’s expected financial position, business and financing plans are forward-looking statements. Readers should specifically consider the various factors identified in this Press Release and the reports filed by Sotherly with the SEC, including, but not limited to those discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Sotherly’s Annual Report on Form 10-K for the year ended December 31, 2024 and Sotherly’s subsequent periodic reports filed with the SEC that could cause actual results to differ.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors discussed in the reports Sotherly files with the SEC from time to time, risks and uncertainties for Sotherly include, but are not limited to: the possibility that some or all of the anticipated benefits of the Merger will not be realized or will not be realized within the expected time period; diversion of management’s attention from ongoing business operations and opportunities due to the Merger; the challenges of integrating and retaining key employees; the effects of the Merger on the customer and employee relationships and operating results of Sotherly; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this Press Release are made as of the date hereof and are based on information available at that time. Except as required by law, neither KWHP, Ascendant, nor Sotherly assumes any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.